UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2022
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Stericycle, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2355 Waukegan Road
Bannockburn, Illinois 60015
(Address of principal executive offices including zip code)
(847) 367-5910
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SRCL	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2022, the Board of Directors (the “Board”) of Stericycle, Inc. (the “Company”) elected Naren K. Gursahaney as a director of the Company, effective January 1, 2023, to serve until the Company’s 2023 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The election of Mr. Gursahaney will fill a newly created vacancy on the Board resulting from an increase in the size of the Board from nine (9) to ten (10) directors.

Mr. Gursahaney will participate in the Company’s standard Director Compensation Plan, as disclosed in the proxy statement relating to the Company’s 2022 Annual Meeting of Stockholders. Mr. Gursahaney has been appointed to serve on the Audit Committee and Operations, Safety and Environmental Committee of the Board of Directors, effective January 1, 2023.

Mr. Gursahaney does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the election of Mr. Gursahaney to the Board is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2022, in connection with the new Securities and Exchange Commission rules regarding universal proxy cards and a periodic review of the Company’s bylaws, the Board approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective the same day. Among other things, the amendments put in place by the Amended and Restated Bylaws:

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Enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at stockholder meetings (other than nominations pursuant to the Company’s proxy access bylaws and proposals to be included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including by:

•	requiring additional background information and disclosures regarding proposing stockholders, proposed nominees and business, and other persons related to a stockholder’s solicitation of proxies;

•	requiring any stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act and, on request of the Company, to provide reasonable evidence that certain requirements of such rule have been satisfied;

• •
requiring that disclosures included in a stockholder’s notice of nominations or proposals regarding other business be updated so that they are accurate as of the stockholder meeting record date and as of ten business days prior to the stockholder meeting;

clarifying the Board’s authority to reasonably request additional information from director nominees; and

•	requiring that proposed nominees be available for interviews with the Board.

• •
Require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white.

Adopt an exclusive forum provision designating US federal courts as the exclusive forum for all claims arising under the Securities Act of 1933, as amended, and further enable the Company to initiate an action against a stockholder to enforce the exclusive forum requirements should the stockholder sue, or threaten to sue, in another jurisdiction.

The Amended and Restated Bylaws also incorporate ministerial, clarifying and conforming changes.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Stericycle, Inc., dated as of December 13, 2022
99.1	Press Release dated as of December 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERICYCLE INC.

Date: December 14, 2022	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Executive Vice President and General Counsel